UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

PennantPark Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00736	20-8250744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1691 Michigan Avenue Miami Beach, Florida
(Address of principal executive offices)

(786) 297-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	PNNT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 4, 2024, PennantPark Investment Corporation (the “Company”) entered into equity distribution agreements (together, the “Equity Distribution Agreements”) with each of Truist Securities, Inc. and Keefe, Bruyette & Woods, Inc., as the sales agents (each, a “Sales Agent,” and together, the “Sales Agents”), in connection with the sale of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with an aggregate offering price of up to $100 million. The Equity Distribution Agreements provide that the Company may offer and sell shares of the Common Stock from time to time through a Sales Agent in amounts and at times to be determined by the Company (the “Offering”). Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, market conditions and the trading price of the Common Stock. The Company expects to use the net proceeds from this offering to invest in new or existing portfolio companies or for other general corporate or strategic purposes, including repaying amounts outstanding under its existing indebtedness.

Any shares of Common Stock offered and sold in the Offering will be sold pursuant to a prospectus supplement dated June 4, 2024 (the “Prospectus Supplement”) to the Company’s registration statement on Form N-2 (File No. 333-263564) declared effective by the U.S. Securities and Exchange Commission on April 28, 2022 (such registration statement as of its effective date, including the exhibits thereto and the documents incorporated by reference therein, are hereinafter referred to as the “Registration Statement”) and the base prospectus, dated April 28, 2022 (the “Base Prospectus”), relating to the Offering that forms a part of the Registration Statement.

Sales of the Common Stock, if any, under the Prospectus Supplement and the Base Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stok Exchange or any similar securities exchange or sales made to or through a market maker other than on a securities exchange, at prices related to the prevailing market prices or at negotiated prices. Under the terms of the Equity Distribution Agreements, each Sales Agent will receive a commission from the Company of up to 2.0% of the gross sales price of any shares of the Common Stock sold through such Sales Agent under the applicable Equity Distribution Agreement. The Equity Distribution Agreements contain customary representations, warranties and agreements of the Company, indemnification rights and other obligations of the parties and termination provisions.

The foregoing description of the Equity Distribution Agreements is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreements, copies of which are attached hereto as Exhibits 1.1 and 1.2 and are incorporated herein by reference.

In addition, on May 20, 2024, the Company amended and restated its third amended and restated investment advisory management agreement with PennantPark Investment Advisers, LLC and its administration agreement with PennantPark Investment Administration, LLC. The amended and restated agreements have identical terms as the agreements in effect prior to the amendment but are dated May 20, 2024.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

On June 4, 2024, Venable LLP delivered its legality opinion with respect to the Common Stock to be sold pursuant to the Prospectus Supplement, a copy of which is attached hereto as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

1.1	Equity Distribution Agreement, dated as of June 4, 2024, by and among PennantPark Investment Corporation, PennantPark Investment Advisers, LLC, PennantPark Investment Administration, LLC and Truist Securities, Inc., as the sales agent

1.2	Equity Distribution Agreement, dated as of June 4, 2024 by and among PennantPark Investment Corporation, PennantPark Investment Advisers, LLC, PennantPark Investment Administration, LLC and Keefe, Bruyette & Woods, Inc., as the sales agent

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2024	PENNANTPARK INVESTMENT CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
Richard T. Allorto, Jr. Chief Financial Officer & Treasurer